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                                                                   EXHIBIT 12.02

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In millions of dollars)

                                                                                YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                      2002(2)           2001(2)        2000(1)(2)       1999(1)(2)      1998(1)(2)
                                                     -------           -------        ----------       ----------      ----------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                        $12,659           $20,090          $23,072          $17,687         $18,971
     INTEREST FACTOR IN RENT EXPENSE                     451               444              416              292             417
     DIVIDENDS--PREFERRED STOCK                          126               168              180              232             332
                                                     -------           -------          -------          -------         -------

        TOTAL FIXED CHARGES                          $13,236           $20,702          $23,668          $18,211         $19,720
                                                     =======           =======          =======          =======         =======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
        BEFORE TAXES, MINORITY INTEREST AND
        CUMULATIVE EFFECT OF ACCOUNTING CHANGES      $20,537           $20,519          $19,297          $16,247         $ 9,271
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                              13,110            20,534           23,488           17,979          19,388
                                                     -------           -------          -------          -------         -------

        TOTAL INCOME                                 $33,647           $41,053          $42,785          $34,226         $28,659
                                                     =======           =======          =======          =======         =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     2.54              1.98             1.81             1.88            1.45
                                                     =======           =======          =======          =======         =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                $21,248           $31,793          $36,459          $28,498         $30,531
     INTEREST FACTOR IN RENT EXPENSE                     451               444              416              292             417
     DIVIDENDS--PREFERRED STOCK                          126               168              180              232             332
                                                     -------           -------          -------          -------         -------

        TOTAL FIXED CHARGES                          $21,825           $32,405          $37,055          $29,022         $31,280
                                                     =======           =======          =======          =======         =======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
        BEFORE TAXES, MINORITY INTEREST AND
        CUMULATIVE EFFECT OF ACCOUNTING CHANGES      $20,537           $20,519          $19,297          $16,247         $ 9,271
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                              21,699            32,237           36,875           28,790          30,948
                                                     -------           -------          -------          -------         -------

        TOTAL INCOME                                 $42,236           $52,756          $56,172          $45,037         $40,219
                                                     =======           =======          =======          =======         =======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.94              1.63             1.52             1.55            1.29
                                                     =======           =======          =======          =======         =======


Note:
(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.
(2) On August 20, 2002, Citigroup completed the distribution to its stockholders of a majority portion of its remaining ownership interest in Travelers Property Casualty Corp. (TPC) (an indirect wholly-owned subsidiary of Citigroup on December 31, 2001). Following the distribution, Citigroup began reporting TPC separately as discontinued operations in the Company's Consolidated Statement of Income. The calculation of the ratio of income to fixed charges excludes discontinued operations. Prior periods have been restated on a comparable basis.